UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2017 (August 14, 2017)

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001-36844	47-1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton—Hillsdale Hwy

Suite 131

Beaverton, OR 97005

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503-505-5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On August 18, 2017, Great Ajax Corp. (the “Company”) completed the public offer and sale of $20,500,000 aggregate principal amount of its 7.25% Convertible Senior Notes due 2024 (the “Notes”) pursuant to a reopening of its existing series of such Notes. The net proceeds to the Company from the sale of the Notes are approximately $20.5 million (after deduction of underwriting discounts and commissions but before deduction of expenses). The Company will contribute the net proceeds to Great Ajax Operating Partnership L.P. (the “Operating Partnership”) to acquire additional mortgage loans and mortgage-related assets consistent with the Company’s investment strategy and for general corporate purposes.

In connection with the offer and sale of the Notes, the Company entered into an underwriting agreement, dated August 14, 2017 (the “Underwriting Agreement”), by and among the Company, the Operating Partnership, Thetis Asset Management LLC and Raymond James & Associates, Inc. and JMP Securities LLC (the “Representatives”), on behalf of each of the underwriters listed therein (collectively, the “Underwriters”). The Underwriting Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions whereby the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, have agreed to indemnify each other against certain liabilities.

The Company issued the Notes under a base indenture, dated April 19, 2017, as supplemented by the first supplemental indenture, dated April 25, 2017 (the “Indenture”), between the Company and Wilmington Savings Fund Society, FSB, as trustee (the “Trustee”).

The Notes bear interest at a rate of 7.25% per annum, payable quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2017. The Notes will mature on April 30, 2024, unless earlier converted, redeemed or repurchased. During certain periods and subject to certain conditions (as described in the Indenture) the Notes will be convertible by the holders into shares of the Company’s common stock. The Notes will have an initial conversion rate of 1.6290 shares of the Company's common stock per $25.00 principal amount of the notes, subject to adjustment in certain circumstances as set forth in the Indenture.  Upon conversion, holders will receive, at the Company’s discretion, cash, shares of the Company’s common stock or a combination thereof.

Prior to April 30, 2022, the Notes will not be redeemable. On or after April 30, 2022, holders of the Notes may require the Company to repurchase the Notes under certain circumstances, and the Company may redeem all or any portion of the Notes, at its option, subject to certain conditions, at a redemption price payable in cash equal to 100% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest to, but excluding, the redemption date.

The Indenture contains customary terms and covenants, including that upon certain events of default occurring and continuing, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Notes then outstanding may declare the entire principal amount of all the Notes, and the interest accrued on such Notes, if any, to be immediately due and payable. In the case of certain events of bankruptcy, insolvency or reorganization relating to the Company or a principal subsidiary, the principal amount of the Notes together with any accrued and unpaid interest thereon will automatically be and become immediately due and payable.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture and the form of Note, copies of which are filed as Exhibits 4.1 and 4.2, respectively, to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2017, and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above with respect to the Notes and the Indenture is hereby incorporated by reference into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 8.01	Other Events.

On August 14, 2017, the Company issued press releases announcing the public offering and pricing of the Notes, respectively. The press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit	Description
1.1	Underwriting Agreement, dated August 14, 2017, by and among the Company, the Operating Partnership, Thetis Asset Management LLC and the Representatives on behalf of the Underwriters named therein.
4.1	First Supplemental Indenture, dated as of April 25, 2017, by and between the Company and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2017).
4.2	Form of 7.25% Convertible Senior Note (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2017).
5.1	Opinion of Morrison & Foerster LLP.
8.1	Opinion of Morrison & Foerster LLP regarding certain tax matters.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23.2	Consent of Morrison & Foerster LLP regarding certain tax matters (included in Exhibit 5.2)
99.1	Press Release announcing the public offering of the Notes, dated August 14, 2017.
99.2	Press Release announcing the pricing of the Notes, dated August 14, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Mary Doyle
Name:	Mary Doyle
Title:	Chief Financial Officer

Dated: August 18, 2017

EXHIBIT INDEX

Exhibit	Description
1.1	Underwriting Agreement, dated August 14, 2017, by and among the Company, the Operating Partnership, Thetis Asset Management LLC and the Representatives on behalf of the Underwriters named therein.
4.1	First Supplemental Indenture, dated as of April 25, 2017, by and between the Company and Wilmington Savings Fund Society, FSB, as trustee (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2017).
4.2	Form of 7.25% Convertible Senior Note (incorporated by reference from the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 25, 2017).
5.1	Opinion of Morrison & Foerster LLP.
8.1	Opinion of Morrison & Foerster LLP regarding certain tax matters.
23.1	Consent of Morrison & Foerster LLP (included in Exhibit 5.1)
23.2	Consent of Morrison & Foerster LLP regarding certain tax matters (included in Exhibit 5.2)
99.1	Press Release announcing the public offering of the Notes, dated August 14, 2017.
99.2	Press Release announcing the pricing of the Notes, dated August 14, 2017.